UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  January 18, 2017

SERVICEMASTER GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 597-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2017, ServiceMaster Global Holdings, Inc. (“ServiceMaster” or the “Company”) issued a press release announcing that Senior Vice President and Chief Financial Officer Alan Haughie will retire in March 2017, following the announcement of the Company’s financial results for the quarter and year ended December 31, 2016 and the filing of its Annual Report on Form 10-K for the year ended December 31, 2016 (“2016 10-K”).  The Company also announced that Anthony (Tony) DiLucente has joined the Company as a Senior Vice President and will assume the role of Chief Financial Officer after the filing of the 2016 10-K.  A copy of the press release is being furnished as Exhibit 99.1 and incorporated herein by reference.

From April 2011 until joining ServiceMaster, Mr. DiLucente, age 58, served as Executive Vice President & Chief Financial Officer of HDT Global, a comprehensive provider of mobility solutions for military and government applications.

Pursuant to an offer letter (the “Offer Letter”), in connection with his appointment, Mr. DiLucente will be paid an annual base salary of $450,000 (prorated from his start date) and will have a target annual bonus opportunity of 70% of his base salary.  Additionally, Mr. DiLucente will receive a signing bonus of $170,000, which will be subject to repayment in whole or in part if he voluntarily resigns without good reason prior to the one year anniversary of his start date.

Mr. DiLucente will also receive $250,000 in value of restricted stock units (“RSUs”), which will vest at a rate of one-third per year on each of the first three anniversaries of the grant date, subject to his continued employment with ServiceMaster.  Should Mr. DiLucente’s employment terminate for cause, all unvested RSUs will be forfeited.  In the case of Mr. DiLucente’s termination other than (i) for cause or (ii) by reason of his death or disability, unvested RSUs will be cancelled.  Upon termination by reason of death or disability, a pro rata portion of the RSUs that would have vested in the year of termination will vest.

The foregoing description of the Offer Letter with Mr. DiLucente is qualified in its entirety by reference to the complete terms and conditions of such agreement, which will be filed no later than as an exhibit to the Company’s 2016 10-K.

Upon his retirement, contingent upon execution of an agreement that contains a release of claims, non-competition and non-solicitation, confidentiality and non-disparagement provisions, Mr. Haughie will receive severance benefits consistent with the terms of his previously disclosed severance agreement with the Company.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Ctober 30
Exhibit	Description of Exhibit

99.1	Press Release by ServiceMaster Global Holdings, Inc., issued January 18, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

c
SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

January 18, 2017	By:	/s/ James T. Lucke
James T. Lucke
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Ctober 30
Exhibit	Description of Exhibit

99.1	Press Release by ServiceMaster Global Holdings, Inc., issued January 18, 2017